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                    [LETTERHEAD OF INLAND STEEL INDUSTRIES]

                                 June 27, 1990




Mr. Carl G. Lusted
Vice President
J. M. Tull Metals Company, Inc.
4400 Peachtree Industrial Blvd.
P.O. Box 4725
Norcross, Georgia 30091

Dear Carl:

     In return for your willingness to move from Atlanta to the Chicago area in order to assume the responsibilities of President of Ryerson Central, Inland Steel Industries, Inc. ("Inland") agrees as follows:

     (1) Sale of your Atlanta home: Inland will pay to you the amount, if any, by which the purchase price ($230,000.00) of your Atlanta home exceeds the net sales price (i.e., gross sales price less real estate brokerage commissions and incidental costs of sale) of such home.

     (2) Move from Chicago area: If upon your attainment of the age of 62 or at such other time as may be mutually acceptable to you and Inland, you desire to move from the Chicago area, Inland will reimburse you for the reasonable costs of moving you and your family from the Chicago area to the Atlanta area or to any other location that is agreed to by both you and Inland.

     (3) Sale of Chicago home: In connection with your move from the Chicago area as set forth in paragraph (2) above, Inland will pay to you the amount, if any, by which the purchase price of your Chicago home (or the "appraised value" of your Chicago home at the time you purchase the same, if such appraised value is less than the purchase price) exceeds the net sales price (i.e., gross sales price less real estate brokerage commissions and incidental costs of sale) of such home. "Appraised value"
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Mr. Carl G. Lusted
Page Two
June 27, 1990


means the fair market value of your Chicago home as determined by such appraisal firm or other organization providing residential real estate appraisal services as may be acceptable to both you and Inland.

     Please acknowledge receipt of this letter by signing and returning the enclosed copy thereof to me.

                               Very truly yours,

                               INLAND STEEL INDUSTRIES, INC.


                               By /s/ Judd R. Cool
                                 -------------------------
                                      Judd R. Cool
                                      Vice President-
                                       Human Resources

                               JOSEPH T. RYERSON & SON, INC.


                               By /s/ W. Gordon Kay
                                 -------------------------
                                      W. Gordon Kay
                                      President



Receipt acknowledged this 29 day of
June, 1990.

/s/ Carl G. Lusted
- -------------------------
    Carl G. Lusted